Exhibit 16

August 12, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the Current Report on Form 8-K dated August 12, 2004 of Opinion Research Corporation and are in agreement with the statements contained in the first four paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Metro Park, New Jersey

cc:	Douglas L. Cox

    Executive Vice President and

    Chief Financial Officer